Exhibit 99.1

ClearOne, Inc. Reports Third Quarter 2022 Financial Results

  Non-GAAP Operating Expenses decline by 30%
  Non-GAAP Net loss declines by 65%
  Overall Q3 revenue declines 10% year-over-year despite 10% growth in audio conferencing solutions

SALT LAKE CITY, UTAH – November 15, 2022 – ClearOne Inc. (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and nine months ended September 30, 2022.

"We continue to expand our market share with our audio conferencing products as our revenue from these products continue to grow.  Our audio conferencing revenue growth would have been higher if we could have procured more inventory to meet the demand for professional audio products and beamforming microphone arrays (BMAs). Our ability to build products to fill our sales backlog was hampered by the ongoing transition of our manufacturing from China to Singapore by our contract manufacturer," said Derek Graham, ClearOne's Interim CEO.

"The deep cost-cutting measures that we implemented in Q2 of this year have generated a significant cash savings and helped us conserve cash as well as get closer to our goal of reaching profitability", Graham added.

Recent Highlights

  On July 26, 2022, ClearOne introduced the CONVERGENCE® InSite server network hardware that enables remote device management by facilitating bi-directional communications between its Cloud or Enterprise AV Manager and on-site ClearOne Pro Audio products.
  On August 3, 2022, ClearOne announced the addition of two new US manufacturer sales representatives: Phoenix based Mountain AV Marketing, and Denver based Momentum Group.
  The U.S. District Court for the Northern District of Illinois granted ClearOne’s joint request with Shure to stay all proceedings until January 6, 2023, to allow the parties to engage in settlement negotiations.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

  Revenue in  2022-Q3 was $6.3 million, compared to $7.0 million in 2021-Q3 and $7.4 million in 2022-Q2. The decrease in year-over-year revenue was primarily due to a 59% decline in video products and a 7% decline in microphones, which were partially offset by a 10% increase in audio conferencing.
  GAAP gross profit in 2022-Q3 was $2.6 million compared to $2.9 million in  2021-Q3 and $2.8 million in 2022-Q2. GAAP gross profit margin was 41.0% in  2022-Q3, compared to 40.8% in  2021-Q3 and 38.1% in  2022-Q2.
  Operating expenses in 2022-Q3 were $3.7 million, compared to $4.9 million in 2021-Q3 and $4.5 million in 2022-Q2. Non-GAAP operating expenses in 2022-Q3 were $3.0 million, compared to $4.2 million in 2021-Q3 and $3.7 million in 2022-Q2. The year over year decrease in Non-GAAP operating expenses was mainly due to (a) reduction in employee related expenses and consultant expenses caused by a decrease in headcount, (b) decrease in commissions paid to employees and consultants, and (c) decrease in R&D project-related expenses.
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  GAAP net loss in 2022-Q3 was $1.2 million, or $0.05 per share, compared to net loss of $2.2 million, or $0.11 per share, in 2021-Q3 and net loss of $0.3 million, or $0.01 per share, in 2022-Q2. The decrease in year-over-year quarterly net loss was mainly due to reduction in operating expenses, which was partially offset by reduction in gross margin caused by a decline in revenues. The increase in sequential quarterly net loss was mainly due to the recognition of $1.5 million in gain from the forgiveness of CARES Act Paycheck Protection Program Loan in 2022-Q2, which was partially offset by a reduction in operating expenses.
  Non-GAAP net loss in 2022-Q3 was $0.5 million, or $0.02 per share, compared to net loss of $1.6 million, or $0.08 per share, in 2021-Q3 and net loss of $1.1 million, or $0.04 per share, in 2022-Q2.   The decrease in quarterly net loss in 2022-Q3 when compared to 2021-Q3 and 2022-Q2 was mainly due to a reduction in operating expenses, which was partially offset by a reduction in gross margin due to a decline in revenues.
($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	Change in % Favorable/(Adverse)	2022	2021	Change in % Favorable/(Adverse)
GAAP
Revenue	$6,264	$6,992	(10)	$21,184	$21,765	$(3)
Gross profit	2,570	2,851	(10)	8,193	9,278	(12)
Operating expenses	3,700	4,860	24	12,825	14,297	10
Operating loss	(1,130)	(2,009)	44	(4,632)	(5,019)	8
Net loss	(1,248)	(2,169)	42	(3,472)	(5,410)	36
Diluted loss per share	(0.05)	(0.11)	55	(0.15)	(0.28)	46
Non-GAAP
Non-GAAP gross profit	$2,572	$2,853	(10)	$8,199	$9,285	$(12)
Non-GAAP operating expenses	2,992	4,244	30	10,704	12,568	(15)
Non-GAAP operating loss	(420)	(1,391)	70	(2,505)	(3,283)	24
Non-GAAP net loss	(538)	(1,551)	65	(2,873)	(3,674)	22
Non-GAAP Adjusted EBITDA	(360)	(1,295)	72	(2,321)	(2,983)	22
Non-GAAP loss per share (diluted)	(0.02)	(0.08)	75	(0.12)	(0.19)	38

Balance Sheet Highlights

As of  September 30, 2022, cash, cash equivalents and investments were $1.5 million, compared to $4.1 million as of December 31, 2021. As of September 30, 2022, the Company carried $2.1 million in debt on account of senior convertible notes issued in December 2019.

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About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2022 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

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CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,450	$1,071
Marketable securities	—	1,790
Receivables, net of allowance for doubtful accounts of $326	4,123	4,991
Inventories, net	9,708	10,033
Income tax receivable	7,535	7,535
Prepaid expenses and other assets	1,970	4,021
Total current assets	24,786	29,441
Long-term marketable securities	—	1,220
Long-term inventories, net	2,961	3,567
Property and equipment, net	552	744
Operating lease - right of use assets, net	1,088	1,537
Intangibles, net	23,783	25,086
Other assets	4,587	4,597
Total assets	$57,757	$66,192
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,052	$5,388
Accrued liabilities	2,477	2,549
Deferred product revenue	73	54
Short-term debt	855	3,481
Total current liabilities	5,457	11,472
Long-term debt, net	1,008	1,535
Operating lease liability, net of current	559	1,026
Other long-term liabilities	655	655
Total liabilities	7,679	14,688

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,952,555 and 22,410,126 shares issued and outstanding, respectively	24	22
Additional paid-in capital	74,886	72,795
Accumulated other comprehensive loss	(288)	(241)
Accumulated deficit	(24,544)	(21,072)
Total shareholders' equity	50,078	51,504
Total liabilities and shareholders' equity	$57,757	$66,192

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue	$6,264	$6,992	$21,184	$21,765
Cost of goods sold	3,694	4,141	12,991	12,487
Gross profit	2,570	2,851	8,193	9,278

Operating expenses:
Sales and marketing	1,151	1,692	4,273	5,020
Research and product development	876	1,492	3,406	4,253
General and administrative	1,673	1,676	5,146	5,024
Total operating expenses	3,700	4,860	12,825	14,297

Operating loss	(1,130)	(2,009)	(4,632)	(5,019)

Interest expense	(90)	(150)	(285)	(369)
Other income, net	(3)	7	1,505	17

Loss before income taxes	(1,223)	(2,152)	(3,412)	(5,371)

Provision for income taxes	25	17	60	39

Net loss	$(1,248)	$(2,169)	$(3,472)	(5,410)

Basic weighted average shares outstanding	23,952,555	19,449,283	23,933,033	19,002,758
Diluted weighted average shares outstanding	23,952,555	19,449,283	23,933,033	19,002,758

Basic loss per share	$(0.05)	$(0.11)	$(0.15)	$(0.28)
Diluted loss per share	$(0.05)	$(0.11)	$(0.15)	$(0.28)

Comprehensive loss:
Net loss	(1,248)	(2,169)	(3,472)	(5,410)
Unrealized gain (loss) on available-for-sale securities, net of tax	—	(8)	(2)	(13)
Change in foreign currency translation adjustment	(22)	(4)	(45)	(26)
Comprehensive loss	(1,270)	(2,181)	(3,519)	(5,449)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP gross profit	$2,570	$2,851	$8,193	$9,278
Stock-based compensation	2	2	6	7
Non-GAAP gross profit	$2,572	$2,853	$8,199	$9,285

GAAP operating loss	$(1,130)	$(2,009)	$(4,632)	(5,019)
Stock-based compensation	24	36	89	100
Amortization of intangibles	686	582	2,038	1,636
Non-GAAP operating loss	$(420)	$(1,391)	$(2,505)	$(3,283)

GAAP net loss	$(1,248)	$(2,169)	$(3,472)	(5,410)
Stock-based compensation	24	36	89	100
Amortization of intangibles	686	582	2,038	1,636
CARES Act PPP loan forgiveness	—	—	(1,528)	—
Non-GAAP net loss	$(538)	$(1,551)	$(2,873)	$(3,674)

GAAP net loss	$(1,248)	$(2,169)	$(3,472)	$(5,410)
Number of shares used in computing GAAP loss per share (diluted)	23,952,555	19,449,283	23,933,033	19,002,758
GAAP loss per share (diluted)	$(0.05)	$(0.11)	$(0.15)	$(0.28)
Non-GAAP net loss	$(538)	$(1,551)	$(2,873)	$(3,674)
Number of shares used in computing Non-GAAP loss per share (diluted)	23,952,555	19,449,283	23,933,033	19,002,758
Non-GAAP loss per share (diluted)	$(0.02)	$(0.08)	$(0.12)	(0.19)

GAAP net loss	$(1,248)	$(2,169)	$(3,472)	$(5,410)
Stock-based compensation	24	36	89	100
Depreciation	63	89	207	283
Amortization of intangibles	686	582	2,038	1,636
Interest expense	90	150	285	369
CARES Act PPP loan forgiveness	—	—	(1,528)	—
Provision for income taxes	25	17	60	39
Non-GAAP Adjusted EBITDA	$(360)	$(1,295)	$(2,321)	$(2,983)

Contact:

Bob Griffin

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

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